SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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                          Date of report: April 8, 2004
                        (Date of earliest event reported)



                            eLEC Communications Corp.
             (Exact name of Registrant as specified in its charter)


                                    New York
                 (State or other jurisdiction of incorporation)


                  0-4465                           13-2511270
          (Commission File No.)                (I.R.S. Employer
                                               Identification No.)


                           75 South Broadway Suite 302
                          White Plains, New York 10601
               (Address of principal executive offices; zip code)

                                 (914) 682-0214
              (Registrant's telephone number, including area code)


                                 543 Main Street
                          New Rochelle, New York 10801
          (Former Name or Former Address, if changed Since Last Report)



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Item 5. Other Events and Regulation FD Disclosure.
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     On April 8, 2004 the United States Bankruptcy Court for the Southern
District of New York confirmed a Plan of Reorganization (the "Plan") of Telecarrier Services, Inc. ("Telecarrier"), a wholly-owned subsidiary of eLEC Communications Corp., a New York corporation ("eLEC"). The Plan authorizes eLEC to purchase the reorganized capital stock of Telecarrier for a purchase price of $325,000.

     Upon the closing of the stock sale and the Plan becoming effective, eLEC projects that Telecarrier will settle approximately $1,248,000 in pre-petition liabilities and administrative claims that are currently recorded on Telecarrier's balance sheet and eLEC's consolidated balance sheet.

     eLEC has deposited $325,000 into a segregated distribution account, which will be distributed in accordance with the Plan in full satisfaction of pre-petition claims and administrative claims of approximately $1,248,000. This transaction will result in a gain to eLEC of approximately $923,000.




Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
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        99.1 Press Release dated April 15, 2004 issued by eLEC.




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     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: April 15, 2004

                                                  eLEC COMMUNICATIONS CORP.
                                                      (Registrant)

                                                  By:  /s/Paul H. Riss
                                                      --------------------------
                                                  Name:  Paul H. Riss
                                                  Title: Chief Executive Officer